UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2020

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations
Item 1.01.    Entry into a Material Definitive Agreement
On January 24, 2020 (the “Effective Date”), Avantor, Inc.’s (the “Company”) wholly owned subsidiary, Avantor Funding, Inc. (“Avantor Funding”), entered into Amendment No. 3 (the “Amendment”) to Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Vail Holdco Sub LLC, Avantor Funding, each of the Guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, the lenders party thereto (the “Lenders”) and Goldman Sachs Lending Partners LLC, as the Additional Initial B-3 Euro Term Lender and the Additional Initial B-3 Dollar Term Lender.
Pursuant to the Amendment, Avantor Funding obtained $677.2 million of senior secured U.S. dollar term loans (the “Amendment No. 3 Dollar Term Loans”) and €349.1 million of senior secured Euro term loans (the “Amendment No. 3 Euro Term Loans” and, together with the Amendment No. 3 Dollar Term Loans, the “Amendment No. 3 Term Loans”). The Amendment No. 3 Dollar Term Loans bear interest initially at a rate of LIBOR plus a spread of 2.25% per annum (or the alternate base rate plus 1.25% per annum) and the Amendment No. 3 Euro Term Loans bear interest initially at a rate of EURIBOR plus a spread of 2.50% per annum. In addition, both the Amendment No. 3 Dollar Term Loans and the Amendment No. 3 Euro Term Loans are each subject to a 25 basis point step-down if Avantor Funding achieves a Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement) of less than 2.06:1.00. The Amendment No. 3 Terms Loans replaced and refinanced Avantor Funding’s existing senior secured U.S. dollar term loans, which had an interest rate of LIBOR plus a spread of 3.00% per annum (or the alternate base rate plus 2.00% per annum), and senior secured Euro term loans, which had an interest rate of EURIBOR plus a spread of 3.25% per annum, that were scheduled to mature on November 21, 2024.
The final stated maturity of the Amendment No. 3 Term Loans is November 21, 2024. In addition, the Amendment provides that in the event Avantor Funding prepays, replaces or refinances all or a portion of the Amendment No. 3 Term Loans at any time prior to the six month anniversary of the Amendment No. 3 Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing the Amendment No. 3 Term Loans at an effective yield that is less than the effective yield of the Amendment No. 3 Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1% of the principal amount of Amendment No. 3 Term Loans being prepaid or 1% of the principal amount of the Amendment No. 3 Term Loans outstanding immediately prior to such amendment will be imposed on Avantor Funding.

The Amendment No. 3 Term Loans are guaranteed by the same subsidiaries of the Company (the “Guarantors”) that guarantee the existing credit facilities under the Credit Agreement. The Amendment No. 3 Term Loans and the guarantees thereof are secured by the same collateral of Avantor Funding and the Guarantors that secures Avantor Funding’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent, certain of the lenders and/or their respective affiliates have provided the Company and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses. The foregoing is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to the Credit Agreement, dated as of November 21, 2017, among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the Guarantors, each of the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, Swing Line Lender and an L/C Issuer, the lenders party thereto and Goldman Sachs Lending Partners LLC, as the Additional Initial B-3 Euro Term Lender and the Additional Initial B-3 Dollar Term Lender

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: January 27, 2020	By:	/s/ Steven Eck
		Name:	Steven Eck
		Title:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

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